Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 12, 2026, relating to the consolidated financial statements of Vaxart, Inc. as of and for the years ended December 31, 2025 and 2024, appearing in Vaxart, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2025. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

April 15, 2026